EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13G relating to the Common Stock of Candel Therapeutics, Inc. is being filed with the Securities and Exchange Commission on behalf of each of them.

February 14, 2025

BAKER BROS. ADVISORS LP By: Baker Bros. Advisors (GP) LLC, its general partner

By:	/s/ Scott L. Lessing
Name: Scott L. Lessing Title: President

BAKER BROS. ADVISORS (GP) LLC

By:	/s/ Scott L. Lessing
Name: Scott L. Lessing Title: President

Julian C. Baker
Signature:	/s/ Julian C. Baker
Name/Title:	Julian C. Baker
Date:	02/14/2025

Felix J. Baker
Signature:	/s/ Felix J. Baker
Name/Title:	Felix J. Baker
Date:	02/14/2025